As filed with the Securities and Exchange Commission on April 22, 2004
                                   Registration No. 333- SEC File No 333-102513
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                                   ON FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   52-0845822
                      (I.R.S. Employer Identification No.)
                              --------------------

                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                       --
                William A. Carter, M.D., Chief Executive Officer
                           Hemispherx Biopharma, Inc.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-0080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                              Richard Feiner, Esq.
                        Silverman Sclar Shin & Byrne PLLC
                        381 Park Avenue South, Suite 1601
                            New York, New York, 10016
                                 (212) 779-8600
                               Fax (212) 779-8600

         Approximate date of proposed sale to the public:  Not Applicable.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby deregisters all of the securities of the registrant previously registered in the original Registration Statement on Form S-3 filed with the Commission on January 14, 2003. These securities consisted of 499,996 warrants to purchase shares of our common stock and 5,499,996 shares of our common stock. No securities were sold pursuant to the Registration Statement.

The registrant is using Form S-1 because it does not currently meet all of the requirements for use of Form S-3.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the 22th day of April, 2004.

                                                     HEMISPHERX BIOPHARMA, INC.
                                                    (Registrant)

                                             By:     /s/ William A. Carter
                                                     ----------------------
                                                     William A. Carter, M.D.,
                                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                      Title                         Date
---------                      --------                      ---------------

/s/ William A. Carter          Chairman of the Board,        April 22, 2004
---------------------          Chief Executive Officer
William A. Carter, M.D.        (Principal Executive) and Director

Richard Piani*                 Director                      April 22, 2004

Robert E. Peterson*            Chief Financial Officer and   April 22, 2004
                               Chief Accounting Officer

Ransom Etheridge*              Secretary And Director        April 22, 2004

William Mitchell, M.D., Ph.D.* Director                      April 22, 2004

Iraj-Eqhbal Kiani, M.D.        Director


*  By:   /s/ Wlliam A. Carter
         --------------------
         William A. Carter, M.D.,
         Attorney-in-Fact